Exhibit 10.1

SEPARATION AGREEMENT

AND GENERAL RELEASE OF CLAIMS

BOCIAN and/or RELEASOR, as used herein, refer to PETER BOCIAN and his heirs, executors, marital community, administrators and assigns.

SAFEWAY and/or COMPANY, as used herein, refer to SAFEWAY INC., and its successors and assigns, parents, subsidiaries, affiliates, partners, divisions, directors, officers, managers, agents and employees, and each and all of them.

RELEASEES, as used herein, refers to SAFEWAY INC., ALBERTSON’S LLC, NEW ALBERTSON’S, INC., AB ACQUISITION LLC, ALBERTSON’S HOLDINGS LLC, CERBERUS CAPITAL MANAGEMENT, L.P. and their respective successors and assigns, parents, members, shareholders, subsidiaries, affiliates, partners, divisions, directors, officers, managers, agents, employees, and each and all of them, and RELEASEE refers to any one of the Releasees.

WHEREAS Bocian and Safeway desire to terminate their employment relationship on mutually agreeable terms, as set forth in this Separation Agreement (“Agreement” or “Release”); and

WHEREAS Bocian desires to compromise, settle and fully release any and all claims which he may have against Safeway and/or any other Releasee(s) related in any way to his employment with Safeway, any term or condition of that employment, or the termination of or opportunity to continue that employment;

NOW THEREFORE, Bocian and Safeway freely and voluntarily enter into and execute this Agreement in consideration of the following terms and conditions:

A. Continued Employment Period. Subject to and in accordance with the terms of this Agreement, Safeway agrees to employ Bocian in his current capacity of Executive Vice President and Chief Financial Officer (EVP – CFO), from the date of the Bocian’s execution of this Agreement until the date his employment is terminated by Bocian or Safeway (“Severance Date”). Subject to and without waiving the provisions of Paragraph 9 below, Safeway further agrees that it will not terminate Bocian’s employment before the Closing Date unless the termination is for Cause, as those terms are defined in Paragraph E below. The time period identified in this Paragraph A shall be referred to as the Continued Employment Period. During the Continued Employment Period, Safeway shall have the right in its discretion to place Bocian on Paid Leave of Absence, during which he will remain eligible for benefits in accordance with Paragraph C, below, and which shall not affect the consideration provided for under this Agreement.

B. Compensation. During the Continued Employment Period, Bocian’s base salary shall be unchanged from that paid in the EVP – CFO position as of September 1, 2014.

C. Benefits. During the Continued Employment Period, Bocian’s retirement, 401(k), group health (i.e. medical, dental, orthodontia and vision) life insurance, LTD, vacation, and financial planning and tax services benefits shall remain in effect, on the same terms and conditions on which such coverages are made available to salaried EVP level Safeway employees as of the date of this Agreement, including Bocian’s payment of any premiums, deductibles or co-payments allocable to him as a benefit plan participant, if any.

D. Bonus. Bocian shall be paid his bonus for services rendered in 2014 based upon the percentage amount, if any, determined by the Safeway Executive Compensation Committee or its successor for the Company as a whole, without any discretionary or individual reduction.

E. Payments. On the closing date of the pending merger between Safeway and affiliates of Albertsons LLC (the “Closing Date”), Bocian shall be paid the sum of $713,037 less any applicable withholdings, provided (a) that Bocian has not resigned or been terminated for cause pursuant to the terms of the Safeway Inc. Executive Severance Plan (“Cause”) prior to the Closing Date; and (b) that the conditions set forth in Paragraph 12 have been satisfied in order to make this Agreement effective. As soon as reasonably practicable following the Severance Date, Bocian shall be paid the sum of $2,072,875 less any applicable withholdings, provided (a) that Bocian’s termination does not result from either a termination for Cause by Safeway or a resignation without Good Reason by Bocian (as the terms “Cause” and “Good Reason” are defined in the Safeway Inc. Executive Severance Plan), and (b) that Bocian has executed at that time the release attached hereto as Exhibit A within 10 days following the Severance Date and the revocation period applicable to such release has expired; provided further, that any payments due to Bocian under the Safeway Inc. Retention Bonus Plan that become due prior to the Severance Date shall be paid when due and offset the amount to be paid on the Severance Date. The parties expressly intend and agree that the payments provided for in this Paragraph E (i) satisfy in full Safeway’s obligations to Bocian under the Safeway Inc. Executive Severance Plan, the Safeway Inc. Retention Bonus Plan, and the offer of employment letter dated January 23, 2013 that was addressed to Bocian and signed by Robert L. Edwards for Safeway; (ii) extinguish any claim by Bocian for further benefits under the referenced Plans and offer of employment letter; and (iii) provide him with valuable consideration and benefits in addition to which he is already entitled under the referenced Plans and offer of employment letter, or otherwise.

F. Outside Activities. Prior to the Severance Date, Bocian may serve as a member of the board of directors of any public or private company or entity so long as such company or entity is not a competitor of, or a party doing business with or seeking to do business with, Safeway, unless expressly permitted by the Company’s General Counsel; and his activities during the Continued Employment Period will otherwise conform to Safeway’s Code of Business Conduct.

In consideration of the foregoing, Bocian agrees as follows:

1. Resignation. Bocian agrees to, and hereby does, resign his position as an officer and employee of Safeway on and effective as of the Severance Date.

2. Standards of Conduct. Bocian acknowledges that throughout the Continued Employment Period he will be subject to, and he agrees that he will act in accordance with, the employment policies, standards of conduct, and duties of loyalty and confidentiality that apply to management level employees of the Company.

3. Release of Claims. Releasor hereby releases and forever discharges each and every Releasee of and from any and all claims, demands, actions, causes of action, damages and liabilities (all hereinafter referred to as “claims”), whether or not now known, suspected or claimed, which Releasor ever had, now has, or may hereafter claim to have had against any Releasee(s), relating in any way to his employment with Safeway, any status, term or condition of such employment, the termination of that employment, or his opportunity for employment following the Severance Date. This release of claims is expressly intended to, and does, extend to and include, but is not limited to, claims under: Title VII of the Civil Rights Act of 1964, as amended; the Equal Pay Act, as amended; the Fair Labor Standards Act, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Americans With Disabilities Act, as amended; the Employee Retirement Income Security Act, as amended; the Older Workers Benefit Protection Act, as amended; the False Claims Act, as amended; the Worker Adjustment and Retraining Notification Act, as amended; the Sarbanes-Oxley Act of 2002, as amended; the California Fair Employment and Housing Act, as amended; the California Labor Code; and any other federal, state or local statutes, ordinances or regulations prohibiting any form or forms of discrimination in employment and/or relating to the payment of wages and benefits. This release also extends to and includes, but is not limited to, any claims by Bocian for: breach of any express or implied written or oral contract; intentional or negligent infliction of emotional distress; impairment or interference with economic activities or opportunities; unlawful interference with employment rights; defamation; wrongful termination; wrongful discharge in violation of public policy; breach of any express or implied covenant of good faith and fair dealing; and any and all other common law contract and/or tort claims.

Notwithstanding the release of claims otherwise provided for in this section of the Agreement, it is expressly understood that nothing in the Agreement will prevent Releasor from pursuing rights that cannot be waived as a matter of law, including but not limited to filing a charge of harassment, discrimination or retaliation with the Equal Employment Opportunity Commission (EEOC), or any of its state or local deferral agencies, or participating in in any investigation by the EEOC or any of its state or local deferral agencies. Further, it is expressly understood that nothing in this Agreement shall be construed to be a waiver by Releasor of any benefit that vested in any benefit plan prior to the effective date of this Agreement or vested thereafter, or as a waiver of his right to continue any benefit in accordance with the current terms of a benefit plan or Releasor’s rights, if any, to indemnification granted under any by-law, agreement or charter document of Safeway, policy of insurance or state or federal law. It is also expressly understood that nothing in this Agreement shall in any way prohibit Releasor from bringing any complaint, claim or action alleging a breach of this Agreement by any Releasee(s). Releasor further agrees that should any person or entity file or bring, or cause or permit to be filed or brought, any charge, claim, complaint, civil action, suit or other legal proceeding of any type against any Releasee(s) involving any matter occurring at any time in the past, Releasor will not seek or accept personal relief in connection with such charge, claim, civil action, suit or other legal proceeding.

Safeway on behalf of itself and all individuals or entities that may claim through it hereby releases and forever discharges Bocian and all of his assigns, executors, administrators (“Bocian Releasees”) of and from any and all claims, demands, actions, causes of actions, damages and liabilities (all hereinafter referred to as to “Claims”), whether or not now known, suspected or claimed that Safeway ever had, now has, or may hereafter claim to have had against any Bocian Releasees relating in any way to Bocian’s employment with Safeway, any status or term of his employment, the termination of that employment, his duties on behalf of Safeway at any time, or his opportunity for employment following the Severance Date. This release is expressly intended to, and does, extend to and include all claims of any nature at law or in equity since the beginning of time. However, such Release shall not include any claim which results after the effective date of this Agreement or based on any claimed breach of this Agreement.

4. No Pending or Future Lawsuits. Releasor agrees and covenants that he has not filed or brought any lawsuits, administrative complaints or charges, either in Releasor’s name or on behalf of any other person or entity, against any Releasee(s) in any local, state or federal court or with any local, state or federal administrative agency. Releasor further represents that he will not file or bring, or permit to be filed or brought, any charge, claim, complaint, civil action, suit or legal proceeding seeking personal equitable or monetary relief in connection with any matter occurring at any time in the past concerning Releasor’s employment relationship with Safeway, up to and including the date of this Release, or involving any continuing effects of any acts or practices which have arisen or occurred on or prior to the date of this Release. Releasor also acknowledges and agrees that upon the payments to be made under this Agreement he has been paid all wages due and owing to him by reason of his employment with Safeway.

5. Covenant Not to Sue. Bocian covenants and agrees never, individually or with any other person or in any way, voluntarily to commence, aid in any way, prosecute or cause or permit to be commenced or prosecuted against Releasees, or any of them, any action or other proceeding based upon any claim which is released by this Agreement.

6. Sole Right to Claims. Bocian represents and warrants that no other person had or has any interest in the claims referred to in this Agreement; that he has the sole right and exclusive authority to execute this Agreement; and that he has not sold, assigned, transferred, conveyed or otherwise disposed of any claim or demand relating to any matter covered by this Agreement.

7. No Admission of Liability. Bocian acknowledges and understands that the consideration referred to herein is provided without admission or concession by Releasees, or any of them, of any violation of any law or liability to Bocian; that said consideration satisfies and fully extinguishes any obligations owed to him by any Releasee(s) under any prior contract or agreement, and that said consideration provides him with valuable benefits in addition to any to which he already is entitled under Safeway’s employee benefit plans or otherwise.

8. Release of Unknown Claims. Bocian and Safeway expressly waive any right or benefit available in any capacity under the provisions of Section 1542 of the California Civil Code, which section provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of the Releasees and Bocian Releasees, Releasor and Safeway expressly acknowledge that this Agreement is intended to include and does include in its effect, without limitation, all claims which Releasor and Safeway does not know or suspect to exist in his/its favor against any Releasee(s) and Bocian Releasee(s), and that this Agreement expressly contemplates the extinguishment of all such claims.

Notwithstanding the release of claims otherwise provided for in this section of the Agreement, it is expressly understood that nothing in this Agreement will prevent Releasor from filing a charge of discrimination with the Equal Employment Opportunity Commission or any of its state or local deferral agencies, or participating in any investigation by the Equal Employment Opportunity Commission or any of its state or local deferral agencies. Releasor further agrees and covenants, however, that should any agency, commission, person, organization, or other entity file or bring, or cause or permit to be filed or brought, any charge, claim, complaint, civil action, suit or other legal proceeding involving any matter occurring at any time in the past, Releasor will not seek or accept any personal relief in connection with such proceeding. Further, it is expressly understood that nothing in this Agreement shall be construed to be a waiver by Releasor of any benefit that vested in any benefit plan prior to or after the effective date of this Agreement, or as a waiver of his right to continue any benefit in accordance with the terms of a benefit plan. Likewise, nothing in this Agreement shall be construed to waive any right that is not subject to waiver by private agreement, including any right that Releasor may have under California Labor Code Section 2802 to indemnification of Releasor’s expenses or losses incurred in discharging his duties. However, Releasor acknowledges that he has received reimbursement for all expenses incurred up to the date of his execution of this Agreement. It is also expressly understood that nothing in this

Agreement shall in any way prohibit Releasor from bringing any complaint, claim or action seeking to challenge the validity of this Agreement and/or bringing any complaint claim or action alleging a breach of this Agreement by the Company or request for indemnification.

9. Amendment and Termination. This Agreement may not be altered, amended or modified, except by a further written document signed by both Bocian and Safeway. Notwithstanding anything contained herein to the contrary, in the event the Merger Agreement (as defined in the Safeway Inc. Retention Bonus Plan) is terminated pursuant to its terms, this Agreement shall automatically terminate and become null and void ab initio.

10. No Other Consideration. Bocian acknowledges and agrees that no consideration other than as provided for in this Agreement has been or will be paid or furnished by any Releasee; that he will make no claim and hereby waives any right he may now have or may hereafter have, based upon any alleged oral alteration, amendment, modification or any other alleged change in this Agreement made prior to the Effective Date of the Agreement; and that he understands and has freely and voluntarily entered into and executed this Agreement.

11. Agreement Is Confidential. Releasor covenants and agrees as of the signing of this Agreement that, except insofar as the terms of this Agreement are publicly disclosed, he will maintain in confidence the discussions, negotiations and other information relating to this Release and that, unless required to do so by subpoena or other lawful process, and then only to the extent so required, he will not disclose any such information concerning the Release to any person or entity other than his attorneys, immediate family members and tax advisors.

12. Bocian’s Rights. Bocian understands and agrees that:

a.	he has a period of forty-five (45) days to consider this Agreement and determine whether he wishes to execute the same;

b.	any rights or claims that may arise after the date of this Agreement are not waived by his execution of the Agreement;

c.	he is advised carefully to consider the terms of this Agreement and to consult with an attorney of his choice before signing this Agreement;

d.	he has a period of seven (7) days after his execution of the Agreement within which he may revoke the Agreement and that the Agreement shall not become effective or enforceable until the seven-day revocation period has expired; and

e.	in the event that Bocian fails timely to execute this Agreement and return the executed original thereof to Safeway, or if Bocian timely exercises the right of revocation provided for in Paragraph 12(d), above, then Releasees shall be relieved of any and all obligations to Bocian under this Agreement, but all other obligations shall remain without change.

13. Confidential Information. Releasor covenants and agrees that, without the express written consent of an executive officer of the Company, he will not at any time reveal any confidential, proprietary information about Safeway, obtained during the course of his employment with Safeway. This means that Releasor agrees that he shall not disclose to any person or entity at any time or in any manner, directly or indirectly, any information relating to the operations of Safeway which has not been already disclosed to the general public. Releasor also agrees not to disclose any of the Company’s Confidential Information including, but not limited to, the following: all information about employees or former employees; proprietary information and/or trade secrets; any information regarding the Company’s operations and pharmacy operations, including without limitation, information related to its methods, services, pricing, costs, margins, finances, practices, strategies, business plans, agreements, decision-making, systems, technology, policies, procedures, marketing, sales, techniques and processes; and any other proprietary and/or confidential information relating to the Company’s customers, employees, products, services, sales, technologies, or business affairs (collectively, “Confidential Information”). Releasor agrees that he will not remove any documents, records, or other information from Company premises containing any such Confidential Information and Releasor acknowledges that such documents, records or other information are the exclusive property of the Company.

14. Cooperation in Lawsuits. Bocian covenants and agrees that he will cooperate fully when and as reasonably required by Safeway in the defense or prosecution of any claims, charges, complaints or lawsuits that have been or may hereafter be filed by or against Safeway. If such cooperation is required following Bocian’s resignation of employment, Safeway will indemnify Bocian in the same manner and to the same extent as if he were still employed by Safeway. Such cooperation will include, but is not limited to, meeting with Safeway’s counsel and being available for deposition and/or trial testimony upon reasonable notice. Safeway agrees to reimburse Bocian for reasonable expenses incurred by him in furnishing such cooperation.

15. Non-Disparagement. Releasor covenants and agrees that during the Continued Employment Period and, and for a period of two years thereafter, he will not, whether acting for himself or for any third party, disparage the image or reputation of any Releasee(s).

16. Injunctive Relief. Bocian understands and agrees that a breach of any of the covenants set forth in paragraphs 4, 5, 8, 11, 13, 14 and 15, above, shall be a material breach of the Agreement, for which Safeway may, at its sole option: i) immediately cease providing to Bocian any of the benefits provided for in this Agreement; and/or ii) seek injunctive relief, damages, attorneys’ fees and costs.

17. Governing Law. The construction, interpretation, and enforcement of this Agreement shall be governed by the internal laws of the State of California applicable to contracts made and to be performed wholly within such state, without regard to the conflict of laws rules of any jurisdiction.

18. Attorneys’ Fees and Expenses. If an action is brought by either party for breach of any provision of this Agreement, the prevailing party shall be entitled to recover all reasonable attorneys’ and experts’ fees and costs in defending or bringing such action.

19. Severability. In case any provision of this Release shall be determined to be invalid, illegal or unenforceable for any reason, the remaining provisions of this Release shall be unaffected and unimpaired thereby and shall remain in full force and effect to the fullest extent permitted by law.

20. Counterparts. This Agreement may be signed in counterpart originals with the same force and effect as though a single original were executed.

21. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter of the Agreement, and the Agreement supersedes all prior agreements between the parties with respect to the subject matter covered herein, whether written or oral, except as otherwise expressly provided herein. In the event this Agreement is in conflict with or divergent from any other agreement between Bocian and Safeway, the terms of this Agreement shall prevail.

22. Internal Revenue Code Section 409A. It is intended that this Agreement comply with, and/or be exempt from, Section 409A of the Internal Revenue Code and the final regulations and official guidance thereunder (“Section 409A”), and any ambiguities herein will be interpreted to so comply with and/or be exempt from Section 409A. Any right to a series of payments pursuant to this Agreement is to be treated as a right to a series of separate payments. This Agreement shall be administered and interpreted to maximize the short term deferral exemption to Section 409A. The portion of any payment under this Agreement that is paid within the short term deferral exemption (within the meaning of Section 409A) shall be treated as short term deferral and not aggregated with other payments. In addition, any payments under this Agreement that are not exempt under the short term deferral exemption are meant to be exempt from Section 409A as paid under an involuntary separation plan. The Company does not guarantee or warrant the tax consequences of the Agreement, and Releasor shall, in all cases, be liable for any taxes due as a result of this Agreement.

Dated: October 17, 2014	/s/ Peter Bocian
Peter Bocian

Dated: October 22, 2014	Safeway Inc.

/s/ Robert A. Gordon

	By:	Robert A. Gordon

	Its:	Senior Vice President

EXHIBIT A

GENERAL RELEASE OF CLAIMS

AND COVENANT NOT TO SUE

BOCIAN and/or RELEASOR, as used herein, refer to PETER BOCIAN and his heirs, executors, marital community, administrators and assigns.

SAFEWAY and/or COMPANY, as used herein, refer to SAFEWAY INC., and its successors and assigns, parents, subsidiaries, affiliates, partners, divisions, directors, officers, managers, agents and employees, and each and all of them.

RELEASEES, as used herein, refers to SAFEWAY INC., ALBERTSON’S LLC, NEW ALBERTSON’S, INC., AB ACQUISITION LLC, ALBERTSON’S HOLDINGS LLC, CERBERUS CAPITAL MANAGEMENT, L.P. and their respective successors and assigns, parents, members, shareholders, subsidiaries, affiliates, partners, divisions, directors, officers, managers, agents, employees, and each and all of them, and RELEASEE refers to any one of the Releasees.

WHEREAS Bocian desires to compromise, settle and fully release any and all claims which he may have against Safeway and/or any other Releasee(s) related in any way to his employment with Safeway, any term or condition of that employment, the termination of or opportunity to continue that employment, or his eligibility for benefits under the Safeway Inc. Executive Severance Plan and the Safeway Inc. Retention Bonus Plan (hereinafter, “the Plans”);

NOW THEREFORE, Bocian freely and voluntarily enters into and executes this General Release of Claims and Covenant Not to Sue (“Release” or “Agreement”) in consideration of the following terms and conditions:

A. Severance Date Payment. At the time and subject to the conditions provided for in Paragraph E of the Separation Agreement and General Release of Claims entered into by and between Bocian and Safeway on or about October 22, 2014, and upon condition that Bocian does not timely exercise the right of revocation provided for in Paragraph 8(d), below, Safeway will make a lump sum severance payment to Bocian in the amount of $2,072,875, less applicable tax withholdings and less any Retention Bonus payments previously received. Releasor understands and agrees that the payment provided for in this Paragraph satisfies in full Safeway’s obligations to Releasor under the Plans and extinguishes any claim by Releasor for further benefits under the Plans.

In consideration of the foregoing, Bocian agrees as follows:

1. Release of Claims. Releasor hereby releases and forever discharges each and every Releasee of and from any and all claims, demands, actions, causes of action, damages and liabilities (all hereinafter referred to as “claims”), whether or not now known, suspected or claimed, which Releasor ever had, now has, or may hereafter claim to have had against any Releasee(s), relating in any way to his employment with Safeway, any status, term or condition of such employment, the termination of that employment, or his opportunity for employment following the closing date of the pending merger between Safeway and affiliates of Albertsons LLC (the “Closing Date”). This release of claims is expressly intended to, and does, extend to and include, but is not limited to, claims under: Title VII of the Civil Rights Act of 1964, as amended; the Equal Pay Act, as amended; the Fair Labor Standards Act, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Americans With Disabilities Act, as amended; the Employee Retirement Income Security Act, as amended; the Older Workers Benefit Protection Act, as amended; the False Claims Act, as amended; the Worker Adjustment and Retraining Notification Act, as amended; the Sarbanes-Oxley Act of 2002, as amended; the California Fair Employment and Housing Act, as amended; the California Labor Code; and any other federal, state or local statutes, ordinances or regulations prohibiting any form or forms of discrimination in employment and/or relating to the payment of wages and benefits. This release also extends to and includes, but is not limited to, any claims by Bocian for: breach of any express or implied written or oral contract; intentional or negligent infliction of emotional distress; impairment or interference with economic activities or opportunities; unlawful interference with employment rights; defamation; wrongful termination; wrongful discharge in violation of public policy; breach of any express or implied covenant of good faith and fair dealing; and any and all other common law contract and/or tort claims.

Notwithstanding the release of claims otherwise provided for in this section of the Agreement, it is expressly understood that nothing in the Agreement will prevent Releasor from pursuing rights that cannot be waived as a matter of law, including but not limited to filing a charge of harassment, discrimination or retaliation with the Equal Employment Opportunity Commission (EEOC), or any of its state or local deferral agencies, or participating in in any investigation by the EEOC or any of its state or local deferral agencies. Further, it is expressly understood that nothing in this Agreement shall be construed to be a waiver by Releasor of any benefit that vested in any benefit plan prior to the effective date of this Agreement or vested thereafter, or as a waiver of his right to continue any benefit in accordance with the current terms of a benefit plan or Releasor’s rights, if any, to indemnification granted under any by-law, agreement or charter document of Safeway, policy of insurance or state or federal law. It is also expressly understood that nothing in this Agreement shall in any way prohibit Releasor from bringing any complaint, claim or action alleging a breach of this Agreement by any Releasee(s). Releasor further agrees that should any person or entity file or bring, or cause or permit to be filed or brought, any charge, claim, complaint, civil action, suit or other legal proceeding of any type against any Releasee(s) involving any matter occurring at any time in the past, Releasor will not seek or accept personal relief in connection with such charge, claim, civil action, suit or other legal proceeding.

2. No Pending or Future Lawsuits. Releasor agrees and covenants that he has not filed or brought any lawsuits, administrative complaints or charges, either in Releasor’s name or on behalf of any other person or entity, against any Releasee(s) in any local, state or federal court or with any local, state or federal administrative agency. Releasor further represents that he will not file or bring, or permit to be filed or brought, any charge, claim, complaint, civil action, suit or legal proceeding seeking personal equitable or monetary relief in connection with any matter occurring at any time in the past concerning Releasor’s employment relationship with Safeway, up to and including the date of this Release, or involving any continuing effects of any acts or practices which have arisen or occurred on or prior to the date of this Release. Releasor also acknowledges and agrees that upon the payments to be made under this Agreement he has been paid all wages due and owing to him by reason of his employment with Safeway.

3. Covenant Not to Sue. Bocian covenants and agrees never, individually or with any other person or in any way, voluntarily to commence, aid in any way, prosecute or cause or permit to be commenced or prosecuted against Releasees, or any of them, any action or other proceeding based upon any claim which is released by this Agreement.

4. Sole Right to Claims. Bocian represents and warrants that no other person had or has any interest in the claims referred to in this Agreement; that he has the sole right and exclusive authority to execute this Agreement; and that he has not sold, assigned, transferred, conveyed or otherwise disposed of any claim or demand relating to any matter covered by this Agreement.

5. No Admission of Liability. Bocian acknowledges and understands that the consideration referred to herein is provided without admission or concession by Releasees, or any of them, of any violation of any law or liability to Bocian; that said consideration satisfies and fully extinguishes any obligations owed to him by any Releasee(s) under any prior contract or agreement, and that said consideration provides him with valuable benefits in addition to any to which he already is entitled under Safeway’s employee benefit plans, including but not limited to, the Safeway Inc. Executive Severance Plan, or otherwise.

6. Release of Unknown Claims. Bocian expressly waives any right or benefit available in any capacity under the provisions of Section 1542 of the California Civil Code, which section provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of the Releasees, Releasor expressly acknowledges that this Agreement is intended to include and does include in its effect, without limitation, all claims which Releasor does not know or suspect to exist in his favor against any Releasee(s), and that this Agreement expressly contemplates the extinguishment of all such claims.

Notwithstanding the release of claims otherwise provided for in this section of the Agreement, it is expressly understood that nothing in this Agreement will prevent Releasor from filing a charge of discrimination with the Equal Employment Opportunity Commission or any of its state or local deferral agencies, or participating in any investigation by the Equal Employment Opportunity Commission or any of its state or local deferral agencies. Releasor further agrees and covenants, however, that should any agency, commission, person, organization, or other entity file or bring, or cause or permit to be filed or brought, any charge, claim, complaint, civil action, suit or other legal proceeding involving any matter occurring at any time in the past, Releasor will not seek or accept any personal relief in connection with such proceeding. Further, it is expressly understood that nothing in this Agreement shall be construed to be a waiver by Releasor of any benefit that vested in any benefit plan prior to or after the effective date of this Agreement, or as a waiver of his right to continue any benefit in accordance with the terms of a benefit plan. Likewise, nothing in this Agreement shall be construed to waive any right that is not subject to waiver by private agreement, including any right that Releasor may have under California Labor Code Section 2802 to indemnification of Releasor’s expenses or losses incurred in discharging his duties. However, Releasor acknowledges that he has received reimbursement for all expenses incurred up to the date of his execution of this Agreement. It is also expressly understood that nothing in this Agreement shall in any way prohibit Releasor from bringing any complaint, claim or action seeking to challenge the validity of this Agreement and/or bringing any complaint claim or action alleging a breach of this Agreement by the Company or request for indemnification.

7. No Other Consideration. Bocian acknowledges and agrees that no consideration other than as provided for in this Agreement has been or will be paid or furnished by any Releasee; that he will make no claim and hereby waives any right he may now have or may hereafter have, based upon any alleged oral alteration, amendment, modification or any other alleged change in this Agreement made prior to the Effective Date of the Agreement; and that he understands and has freely and voluntarily entered into and executed this Agreement.

8. Bocian’s Rights. Bocian understands and agrees that:

a.	he has a period of forty-five (45) days to consider this Agreement and determine whether he wishes to execute the same;

b.	any rights or claims that may arise after the date of this Agreement are not waived by his execution of the Agreement;

c.	he is advised carefully to consider the terms of this Agreement and to consult with an attorney of his choice before signing this Agreement;

d.	he has a period of seven (7) days after his execution of the Agreement within which he may revoke the Agreement and that the Agreement shall not become effective or enforceable until the seven-day revocation period has expired; and

e.	in the event that Bocian fails timely to execute this Agreement and return the executed original thereof to Safeway, or if Bocian timely exercises the right of revocation provided for in Paragraph 8(d), above, then Releasees shall be relieved of any and all obligations to Bocian under this Agreement, but all other obligations shall remain without change.

9. Governing Law. The construction, interpretation, and enforcement of this Agreement shall be governed by the internal laws of the State of California applicable to contracts made and to be performed wholly within such state, without regard to the conflict of laws rules of any jurisdiction.

10. Attorneys’ Fees and Expenses. If an action is brought by either party for breach of any provision of this Agreement, the prevailing party shall be entitled to recover all reasonable attorneys’ and experts’ fees and costs in defending or bringing such action.

11. Severability. In case any provision of this Agreement shall be determined to be invalid, illegal or unenforceable for any reason, the remaining provisions of the Release and this Agreement shall be unaffected and unimpaired thereby and shall remain in full force and effect to the fullest extent permitted by law.

12. Counterparts. This Agreement may be signed in counterpart originals with the same force and effect as though a single original were executed.

13. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter of the Agreement, and the Agreement supersedes all prior agreements between the parties with respect to the subject matter covered herein, whether written or oral, except as otherwise expressly provided herein.

14. Internal Revenue Code Section 409A. It is intended that this Agreement comply with, and/or be exempt from, Section 409A of the Internal Revenue Code and the final regulations and official guidance thereunder (“Section 409A”), and any ambiguities herein will be interpreted to so comply with and/or be exempt from Section 409A. Any right to a series of payments pursuant to this Agreement is to be treated as a right to a series of separate payments. This Agreement shall be administered and interpreted to maximize the short term deferral exemption to Section 409A. The portion of any payment under this Agreement that is paid within the short term deferral exemption (within the meaning of Section 409A) shall be treated as short term deferral and not aggregated with other payments. In addition, any payments under this Agreement that are not exempt under the short term deferral exemption are meant to be exempt from Section 409A as paid under an involuntary separation plan. The Company does not guarantee or warrant the tax consequences of the Agreement, and Releasor shall, in all cases, be liable for any taxes due as a result of this Agreement.

Dated: ____________________, 2014
Peter Bocian

Dated: ____________________, 2014	Safeway Inc.

By:

Its: